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Exhibit 10.59

Douglas Emmett
1993, LLC

JOINDER AND SUPPLEMENT AGREEMENT

        This JOINDER AND SUPPLEMENT AGREEMENT (this "Joinder Agreement") dated as of                            , 2006, is made and executed by Douglas Emmett 1993, LLC, a limited liability company organized under the laws of the State of Delaware (the "Borrower") and BRENTWOOD PLAZA A CALIFORNIA LIMITED PARTNERSHIP (the "Co-Borrower"), and is made with reference to and is attached to that certain Modification Agreement, of even date herewith (the "Modification Agreement"), which modifies that certain Loan Agreement dated as of August 25, 2005, as Modified by the Modification Agreement (as further Modified and in effect from time to time, the "Loan Agreement") by and among the Borrower, the lenders from time to time party thereto (the "Lenders") and Eurohypo AG, New York Branch, as agent for the Lenders (together with its successors and assigns, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Loan Agreement, as modified by the Modification Agreement.

R E C I T A L S

        WHEREAS, the Co-Borrower is the owner of a fee interest in the Brentwood Plaza Project (as such term is defined in the Supplement to Joinder Agreement which is attached hereto and forms a part hereof (the "Joinder Supplement")) (the Co-Borrower's right, title and interests in and to the foregoing project is referred to herein as the "Co-Borrower Project"); and

        WHEREAS, a portion of the proceeds of the Loans will be used to repay certain indebtedness of the Co-Borrower secured by the Co-Borrower Project and otherwise to benefit Co-Borrower and the Co-Borrower Project; and

        WHEREAS, the Borrower and the Co-Borrower are affiliates, and the Borrower and the Co-Borrower will benefit from the provision of credit to the Borrower and the Co-Borrower on the terms set forth in the Loan Agreement and the other Loan Documents.

        NOW, THEREFORE, THE BORROWER AND CO-BORROWER HEREBY AGREE AS FOLLOWS FOR THE BENEFIT OF THE ADMINISTRATIVE AGENT AND THE LENDERS, EFFECTIVE AT THE IPO CLOSING TIME CONCURRENTLY WITH THE EFFECTIVENESS OF THE MODIFICATION AGREEMENT:

        1.    Joinder and Assumption by Co-Borrower.    The Co-Borrower acknowledges and agrees to the terms, conditions and provisions of the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement); agrees to become a co-borrower under the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement) with liability thereunder (subject to the terms of the Loan Agreement, including, without limitation, Section 14.23 of the Loan Agreement) joint and several with the Borrower; assumes, on a joint and several basis with the Borrower, all of the agreements, acknowledgements, liabilities, indemnities and obligations of the "Borrower" under the Loan Agreement and the other Loan Documents (as supplemented by this Joinder Agreement and the Joinder Supplement); makes all of the representations and warranties of and grants all of the rights, remedies and waivers granted by the "Borrower" under the Loan Agreement and the other Loan Documents; agrees that the Administrative Agent and the Lender, shall have, with respect to the Co-Borrower and the Co-Borrower Project, all of the rights, remedies, powers, privileges and immunities which they have with respect to the Borrower and the Projects under the Loan Agreement and the Loan Documents; IN EACH OF THE FOREGOING CASES, as if (A) each reference in the Loan Agreement and the other Loan Documents to the "Borrower" or any "Borrower Party" or "Borrower Parties" (except (i) references to such terms contained in the definitions in Section 1.01 of the Loan Agreement (except as expressly provided in the Joinder Supplement), (ii) references to such terms contained in Loan Documents to which the Co-Borrower is not a party or has not assumed obligations thereunder pursuant to this Agreement (including any Environmental Indemnity to which the Co-Borrower is not a party) and (iii) as otherwise expressly provided to the contrary in any of the Loan Documents), shall include, in addition to the parties named therein, Co-Borrower, jointly and severally with the Borrower; (B) each reference in the Loan Agreement and the other Loan Documents to any "Project" (including, without limitation, in any defined term therein, but excluding references to such term contained in any Environmental Indemnity to which the Co-Borrower is not a party or any of the other Loan Documents to which the Co-Borrower is not a party or as otherwise expressly provided to the contrary in any of the Loan Documents) shall, where the applicable context requires, mean and include both each Project and the Co-Borrower Project; and (C) each reference in the Loan Agreement and the other Loan Documents (including, without limitation, any defined term therein) to any Loan Document shall mean any applicable Loan Document to which the Borrower or the Co-Borrower is a party, if any. The Co-Borrower further agrees that an "Event of Default" shall occur with respect to the Co-Borrower if any Event of Default as defined in Article XII of the Loan Agreement shall occur with respect to the Borrower or shall occur as if each reference to the "Borrower" contained in such Article XII included both the Borrower and the Co-Borrower, individually and collectively. The Borrower agrees that it has joint and several liability for all of the Obligations of the Co-Borrower under the Loan Agreement, as supplemented by this Joinder Agreement and the Joinder Supplement, and the other Loan Documents.

        2.    Certain Terms and References.

          (a)   All references to "Borrower" in the definitions of the following terms shall include a reference both to the Borrower and the Co-Borrower, individually or collectively, as the context shall require:

              (i)  "Authorized Officer"

             (ii)  "Condemnation Awards"

            (iii)  "Environmental Liens"

            (iv)  "Excess Cash"

             (v)  "Excluded Taxes"

            (vi)  "GAAP"

           (vii)  "Immaterial Subsidiary"

          (viii)  "Interest Period"

            (ix)  "Leases"

             (x)  "Loan" and "Loans"

            (xi)  "Obligations"

           (xii)  "Operating Expenses"

          (xiii)  "Operating Income"

          (xiv)  "Permitted Liens"

           (xv)  "Permitted Public REIT Transfer". In addition, the following sentence is hereby added at the end of the definition of "Permitted Public REIT Transfer": Nothing in this definition or in Section 9.03(a)(iii) shall prohibit the transfer by the Co-Borrower of the Co-Borrower Project owned by the Co-Borrower to Borrower or to a separate Qualified Successor Entity provided that, in the case of a transfer to a Qualified Successor Entity, (i) the Borrower shall transfer the Projects owned by the Borrower to the same Qualified Successor Entity or to another Qualified Successor Entity that qualifies as such pursuant to the same clause (i.e., clause (I), (II) or (III) of the definition of Qualified Successor Entity set forth in Section 9.03(a)(iii)), or (ii) direct or indirect Equity Interests in the Borrower are transferred to a Person that controls, is controlled by or is under common control with the Qualified Successor Entity to which the Co-Borrower Project is transferred and such transfer of Equity Interests is otherwise permitted by this Agreement.

          (xvi)  "Property Management Agreement"

         (xvii)  "Real Estate Taxes"

        (xviii)  "Rents"

          (xix)  "Transactions"

          (b)   The references to "Borrower" in the definitions of each of the documents that comprise the Loan Documents and the Security Documents (including, without limitation, "Cash Trap Account Security Agreement," "Deed of Trust" "Environmental Indemnity," "General Assignment," "Notes," "Project-Level Account Security Agreement" and "Property Manager's Consent") shall include a reference both to the Borrower and the Co-Borrower, as the context shall require, such that all such documents delivered by the Borrower or the Co-Borrower pursuant to the Loan Agreement or the Modification Agreement shall be included within the meanings of "Loan Documents" and "Security Documents."

          (c)   All references to "Borrower" in the following Sections of the Loan Agreement shall include a reference both to the Borrower and the Co-Borrower, individually or collectively, as the context shall require:

              (i)  Section 2.01

             (ii)  Section 2.02

            (iii)  Section 2.04

            (iv)  Section 2.05

             (v)  Section 2.06

            (vi)  Section 2.08

           (vii)  Section 2.09

          (viii)  Section 2.10

            (ix)  Section 4.01

             (x)  Section 4.02

            (xi)  Section 4.05

           (xii)  Section 4.06

          (xiii)  Section 5.01

          (xiv)  Section 5.02

           (xv)  Section 5.04

          (xvi)  Section 5.06

         (xvii)  Section 9.02

        (xviii)  Section 14.05

          (xix)  Section 14.13

           (xx)  Section 14.23

          (xxi)  Section 14.30

         (xxii)  Section 14.31

        3.    California Civil Code Section 2954.10 Waiver.    By initialing this provision where indicated below, the Co-Borrower hereby makes each of the acknowledgments set forth in Section 2.06(d) of the Loan Agreement. By initialing this provision where indicated below, the Co-Borrower waives any rights it may have under California Civil Code Section 2954.10, or any successor statute, and the Co-Borrower confirms that the Lenders' agreement to make the Loans at the interest rate and on the other terms set forth in the Loan Agreement constitutes adequate and valuable consideration, given individual weight by the Co-Borrower, for the prepayment provisions set forth in Section 2.06 of the Loan Agreement and hereby waives its rights under California Civil Code Section 2954.10 as set forth in Section 2.06(d) of the Loan Agreement.

Co-Borrower's Initials

        4.    Execution and Delivery of Documents by the Co-Borrower; Assumption of Notes and other Obligations.    Without releasing the Borrower from any of its obligations thereunder, the Co-Borrower hereby assumes, jointly and severally with the Borrower, all of the obligations of the Borrower under each of the Notes which evidence Loans advanced by each Lender or its predecessor in interest prior to the IPO Closing Time. Pursuant to the Modification Agreement, the Borrower and the Co-Borrower shall jointly and severally execute the Additional Notes for each Lender, which shall evidence the amounts advanced by each Lender on or subsequent to the IPO Closing Time.

        5.    Joinder Supplement.    The provisions set forth in the Supplement to Joinder Agreement attached hereto as Exhibit A are made a part hereof and incorporated by reference herein.

        6..    Suretyship Provisions.

        6.1    Definitions and Background.    The Borrower and the Co-Borrower acknowledge that they will each receive substantial benefits from the Lenders' extension of credit pursuant to the Loan Agreement to the Borrower and the Co-Borrower on the joint and several, cross-collateralized basis provided for herein and in the Loan Documents, which benefits are reasonably equivalent consideration for their respective incurrence of liability on account of the Obligations arising under the Loan Documents, and which benefits include, without limitation, the refinancing of certain existing indebtedness of the Borrower and the Co-Borrower and the ability to refinance that indebtedness at a lower interest rate and otherwise on more favorable terms than would be available if the Projects owned by the Borrower and the Co-Borrower were being financed on a stand-alone basis and not as part of a pool of assets comprising the security for the Obligations; and that each is joining in this Agreement, the Joinder and Supplement and the other Loan Documents in consideration of those benefits. The parties to this Joinder Agreement acknowledge and agree that the intention of the parties is that both the Borrower and the Co-Borrower shall be direct, primary, joint and several obligors with respect to all Obligations (except to the extent expressly provided to the contrary in this Joinder Agreement). However, in the event that for any reason either the Borrower or the Co-Borrower (in such event, such party is referred to herein as the "Secondary Obligor") is held or deemed to be a guarantor of or surety for the payment and performance of the obligations of the other (in such event, such other party is referred to herein as the "Primary Obligor") under this Agreement, the Loan Agreement or any of the other Loan Documents (such obligations are collectively referred to herein as the "Primary Obligor Obligations" and all documents evidencing, securing or relating to the Primary Obligor Obligation are referred to herein as the "Primary Obligor Documents"), the Primary Obligor and Secondary Obligor hereby agree as follows.

        6.2    Rights of the Administrative Agent and Lenders.    Without modifying or otherwise limiting any of the Primary Obligor's rights under the Loan Agreement or the other Loan Documents with respect to any or all of the following acts, the Secondary Obligor authorizes the Administrative Agent and the Lenders to perform any or all of the following acts at any time in their sole discretion, all without notice to the Secondary Obligor and without affecting the rights of the Administrative Agent or the Lenders or the Secondary Obligor's obligations under the Loan Agreement and the Loan Documents:

          (a)   The Administrative Agent or the Lenders may alter any terms of the Primary Obligor Obligations or any part thereof, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Primary Obligor Obligations or any part thereof.

          (b)   The Administrative Agent or the Lenders may take and hold security for the Primary Obligor Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c)   The Administrative Agent or the Lenders may direct the order and manner of any sale of all or any part of any security now or later to be held for the Primary Obligor Obligations, and the Administrative Agent or the Lenders may also bid at any such sale.

          (d)   The Administrative Agent or the Lenders may apply any payments or recoveries from the Primary Obligor, the Secondary Obligor or any other source, and any proceeds of any security, to the Primary Obligor Obligations in such manner, order and priority as the Administrative Agent or the Lenders may elect.

          (e)   The Administrative Agent or the Lenders may release the Primary Obligor from its liability for the Primary Obligor Obligations or any part thereof.

          (f)    The Administrative Agent or the Lenders may substitute, add or release any one or more guarantors or endorsers.

        6.3    Obligations of Secondary Obligor to be Absolute.    The Secondary Obligor expressly agrees that, until all Obligations have been paid and performed in full, the Secondary Obligor shall not be released by or because of:

          (a)   Any act or event which might otherwise discharge, reduce, limit or modify the Secondary Obligor's obligations under the Loan Agreement or the other Loan Documents;

          (b)   Any waiver, extension, modification, forbearance, delay or other act or omission of the Administrative Agent or the Lenders, or any failure to proceed promptly or otherwise against the Primary Obligor, the Secondary Obligor or any security;

          (c)   Any action, omission or circumstance which might increase the likelihood that the Secondary Obligor may be called upon to perform under this Agreement or the other Loan Documents or which might affect the rights or remedies of the Secondary Obligor against the Primary Obligor; or

          (d)   Any dealings occurring at any time between the Primary Obligor and the Administrative Agent or the Lenders, whether relating to the Primary Obligor Obligations or otherwise.

        The Secondary Obligor hereby acknowledges that, absent this Section 5.3, the Secondary Obligor might have a defense to its Obligations as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. The Secondary Obligor hereby expressly waives and surrenders any defense to any liability on account of its Obligations based upon any of such acts, omissions, agreements, waivers or matters.

        6.4    Waivers of Defenses.    The Secondary Obligor waives:

          (a)   Any right it may have to require the Administrative Agent or the Lenders to proceed against the Primary Obligor, proceed against or exhaust any security held from the Primary Obligor, or pursue any other remedy in the Administrative Agent's or Lenders' power to pursue;

          (b)   Any defense based on any claim that the Secondary Obligor's obligations exceed or are more burdensome than those of the Primary Obligor;

          (c)   Any defense based on: (i) any legal disability of the Primary Obligor; (ii) any release, discharge, modification, impairment or limitation of the liability of the Primary Obligor to the Administrative Agent or the Lenders from any cause, whether consented to by the Administrative Agent or the Lenders or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and (iii) any rejection or disaffirmance, of the Primary Obligor Obligations, or any part thereof, or any security held therefor, in any such Insolvency Proceedings;

          (d)   Any defense based on any action taken or omitted by the Administrative Agent or the Lenders in any Insolvency Proceeding involving the Primary Obligor, including any election to have their claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent or the Lenders to the Primary Obligor in any Insolvency Proceeding and the taking and holding by the Administrative Agent or the Lenders of any security for any such extension of credit;

          (e)   All presentments, demands for performance, notice of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of the Obligations and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind, but only in Secondary Obligor's capacity as Secondary Obligor and not in its capacity as Primary Obligor or as otherwise provided in the Loan Documents; and

          (f)    Any defense based on or arising out of any action of the Administrative Agent or the Lenders described in Sections 5.2 or 5.3 above, subject to the provisions of Section 5.2 and 5.3 above.

        6.5    Impairment of Subrogation Rights.

          (a)   Upon an Event of Default by the Primary Obligor, the Administrative Agent in its sole discretion, without prior notice (except as required by the Loan Documents or Applicable Law) to or consent of the Secondary Obligor, may elect to foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Primary Obligor Obligations, or accept a transfer of any such security in lieu of foreclosure, or compromise or adjust the Primary Obligor Obligations or any part thereof or make any other accommodation with the Primary Obligor, or exercise any other remedy against the Primary Obligor or any security. No such action by the Administrative Agent shall release or limit the liability of the Secondary Obligor, who shall, subject to the provisions of Section 14.23(a) of the Loan Agreement, remain liable for the Obligations after the action, even if the affect of the action is to deprive the Secondary Obligor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from the

  Primary Obligor for any sums paid to the Administrative Agent or any Lender, whether contractual or arising by operation of law or otherwise. The Secondary Obligor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property held by the Administrative Agent or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Primary Obligor Obligations.

          (b)   Regardless of whether the Secondary Obligor may have made any payments to the Administrative Agent or the Lenders, the Secondary Obligor hereby waives: (i) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from the Primary Obligor or any other party for any sums paid to the Administrative Agent or the Lenders whether contractual or arising by operation of law (including, without limitation, under Sections 2847 or 2848 of the California Civil Code, under any provisions of the United States Bankruptcy Code, or any successor or similar statutes) or otherwise, (ii) all rights to enforce any remedy that the Administrative Agent or the Lenders may have against the Primary Obligor, and (iii) all rights to participate in any security now or later held by the Administrative Agent or the Lenders for the Primary Obligor Obligations. The Secondary Obligor further agrees that, to the extent the foregoing waiver is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, contribution and indemnification the Secondary Obligor may have against the Primary Obligor or against any collateral or security, shall be junior and subordinate to any rights the Administrative Agent or the Lenders may have against the Primary Obligor, and to all right, title and interest the Administrative Agent or the Lenders may have in any such collateral or security. If any amount shall be paid to the Secondary Obligor on account of any such subrogation, reimbursement, contribution or indemnification rights at any time when all the Primary Obligor Obligations have not been paid in full, such amount shall be held in trust by the Secondary Obligor and shall forthwith be paid over to the Administrative Agent to be credited and applied against the Primary Obligor Obligations, whether matured or unmatured, in accordance with the terms of the Primary Obligor Documents. The waivers given in this Section 5.5(b) shall be effective until the Primary Obligor Obligations have been paid and performed in full.

          (c)   The Secondary Obligor understands and acknowledges that, if the Administrative Agent forecloses judicially or nonjudicially against any real property security for the Primary Obligor Obligations, that foreclosure could impair or destroy the ability that the Secondary Obligor may have to seek reimbursement, contribution or indemnification from the Primary Obligor. The Secondary Obligor further understands and acknowledges that in the absence of this Section 5.5, such potential impairment or destruction of the Secondary Obligor's rights, if any, may entitle the Secondary Obligor to assert a defense to its liability on account of the Obligations based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 286 Cal.App.2d 40 (1968). The Secondary Obligor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that the Secondary Obligor will be fully liable for the Obligations even though the Administrative Agent may foreclose judicially or nonjudicially against any real property security for the Primary Obligor Obligations; (ii) agrees that the Secondary Obligor will not assert that defense in any action or proceeding which the Administrative Agent may commence to enforce the Secondary Obligor's liability on account of the Obligations, (iii) acknowledges and agrees that the rights and defenses waived by the Secondary Obligor hereunder on account of the Primary Obligor Obligations include any right or defense that the Secondary Obligor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Lenders are relying on this waiver in extending the credit to the Primary Obligor and the Secondary Obligor, and that this waiver is a material part of the consideration which the Administrative Agent and the Lenders are receiving for providing the credit facilities under the Loan Agreement to the Primary Obligor.

          (d)   The Secondary Obligor waives any rights and defenses that are or may become available to the Secondary Obligor on account of the Primary Obligor Obligations by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

          (e)   The Secondary Obligor waives all rights and defenses that the Secondary Obligor may have because the Primary Obligor Obligations are secured by real property. This means, among other things, (i) the Lender may collect from the Secondary Obligor and pursue any real or personal property pledged by the Secondary Obligor without first foreclosing on any real or personal property collateral pledged by the Primary Obligor; (ii) the amount of the Obligations for which Secondary Obligor is liable may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (iii) the Administrative Agent and the Lenders may collect from the Secondary Obligor even if the Administrative Agent, by foreclosing on the real property collateral, has destroyed any right the Secondary Obligor may have to collect from the Primary Obligor. This is an unconditional and irrevocable waiver of any rights and defenses the Secondary Obligor may have because the Primary Obligor Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure. In addition, Secondary Obligor waives all rights and defenses arising out of an election of remedies by the Administrative Agent or the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the guaranteed obligation, has destroyed the Secondary Obligor's rights of subrogation and reimbursement against the Primary Obligor by the operation of Section 580d of the Code of Civil Procedure or otherwise.

        6.6    Revival and Reinstatement.    If the Administrative Agent or any Lender is required to pay, return or restore to the Primary Obligor or any other person any amounts previously paid on the Primary Obligor Obligations because of any Insolvency Proceeding of the Primary Obligor, any stop notice or any other reason, the obligation of the Secondary Obligor shall be reinstated and revived and the rights of the Administrative Agent and the Lenders shall continue with regard to such amounts, all as though they had never been paid.

        6.7    The Primary Obligor's Financial Condition.    The Secondary Obligor assumes full responsibility for keeping informed of the Primary Obligor's financial condition and business operations and all other circumstances affecting the Primary Obligor's ability to pay and perform its obligations to the Administrative Agent, and agrees that the Administrative Agent shall have no duty to disclose to the Secondary Obligor any information which the Administrative Agent may receive about the Primary Obligor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

        6.7    Intent of Waivers.    The waivers and other provisions of this Section 5 are made by the Secondary Obligor solely for itself and not on behalf of the Primary Obligor. Furthermore, the waivers and other provisions of this Section 5 are made by the Secondary Obligor solely in its capacity as a Secondary Obligor and not in its capacity as a Primary Obligor. Nothing herein is intended to, or shall, modify, or constitute a waiver or surrender by the Secondary Obligor of, any right, remedy or defense that would otherwise be available to the Secondary Obligor on account of its Obligations in its capacity as a Primary Obligor.

        7.    Miscellaneous.    For all purposes of the Loan Agreement and the other Loan Documents, this Joinder Agreement and the Joinder Supplement are "Loan Documents." The Loan Agreement contains certain provisions which apply to the Loan Documents, and those provisions apply to this Joinder Agreement and the Joinder Supplement, and are incorporated herein by this reference. Those incorporated provisions include, without limitation, those relating to manner of delivering notice, certain waivers (including waiver of jury trial), submission to jurisdiction, the Borrower's and Co-Borrower's responsibility for certain expenses, severability, manner for amendment and modification of this Agreement, governing law and other matters. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        8.    Limitation of Liability.    The provisions of Section 14.23(a) of the Loan Agreement shall apply to the terms of this Joinder Agreement. All references to the "Borrower" in Section 14.23 of the Loan Agreement shall mean the Borrower and each Co-Borrower, individually or collectively, as the context shall require. Also, if Co-Borrower is a limited partnership, all references in Section 14.23(a) of the Loan Agreement to "manager" or "member" shall mean "general and/or limited partner."

[signatures appear on the next page]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DOUGLAS EMMETT 1993, LLC, a Delaware limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
	By:	William Kamer Chief Financial Officer
BRENTWOOD PLAZA A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership
By:	DOUGLAS EMMETT MANAGEMENT, LLC, a Delaware limited liability company, its General Partner
	By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
		By:	William Kamer Chief Financial Officer

SUPPLEMENT TO JOINDER AGREEMENT

        This SUPPLEMENT TO JOINDER AGREEMENT (this "Supplement") is attached to and forms a part of the JOINDER AND SUPPLEMENT AGREEMENT (the "Joinder Agreement") dated as of                            , 2006, executed by BRENTWOOD PLAZA A CALIFORNIA LIMITED PARTNERSHIP (the "Co Borrower") and Douglas Emmett 1993, LLC, a limited liability company organized under the laws of the State of Delaware (the "Borrower") for the benefit of Eurohypo AG, New York Branch, as Administrative Agent, and the Lenders from time to time party to that certain Loan Agreement dated as of August 25, 2005, as Modified by that certain Modification Agreement, of even date herewith (the "Modification Agreement"), and as further Modified and in effect from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned them in the Loan Agreement as modified by the Modification Agreement, and the Joinder Agreement.

        IN ADDITION TO AND WITHOUT LIMITING THE COVENANTS AND REPRESENTATIONS AND WARRANTIES OF BORROWER AND CO-BORROWER CONTAINED IN THE JOINDER AGREEMENT AND THE LOAN AGREEMENT, BORROWER AND CO-BORROWER FURTHER AGREE AS FOLLOWS:

        1.    Modifications to the Loan Agreement.    The Loan Agreement is hereby Modified as follows:

          (a)   The RECITALS shall be supplemented as follows:

            "The Co-Borrower is the owner of a fee simple interest in and to that certain office building listed in Schedule 1A-1 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement known as the Brentwood Plaza Project, in the City of Los Angeles, County of Los Angeles, State of California, on certain land more fully described in Schedule 1B-1 attached to the Supplement attached to the New Co-Borrower's Joinder and Supplement (the "Brentwood Plaza Project") (the rights of the Co-Borrower with respect to such building and to the land on which each such building is located, together with the rights of the Co-Borrower with respect to any air rights and other rights, privileges, easements, hereditaments and appurtenances thereunto relating or appertaining thereto, all Improvements thereon, together with all fixtures and equipment required for the operation thereof, all personal property related to the foregoing and all other items described in the granting clause of the Deed of Trust relating to such building and interest in land are included within the term "Project" as defined in the Loan Agreement).

          (b)   The following new definitions shall be added to the Loan Agreement:

              (i)  ""Brentwood Plaza Project" has the meaning assigned to such term in the Recitals as supplemented by the Supplement to Joinder Agreement attached to the New Co-Borrower's Joinder and Supplement.";

             (ii)  Reserved.

            (iii)  Reserved.

          (c)   The following definitions shall be Modified as set forth below:

              (i)  The following sentence is added to the definition of Authorized Officer: "Authorized Officer," in the case of a Co-Borrower who is a limited partnership, shall mean any of the individual officers serving as the Chief Executive Officer, President, Vice President, Chief Financial Officer, Secretary, Treasurer or Assistant Treasurer of New General Partner, in its capacity as the general partner of Co-Borrower, and whose name appears on a certificate of incumbency executed by the Secretary of New Borrower's Manager, in its respective capacity as the manager of Borrower and/or the manager of New General Partner, and delivered concurrently with the effectiveness of the Modification Agreement, as such certificate of incumbency may be amended from time to time to identify the names of the individuals then holding such offices and certified by the Secretary of New Borrower's Manager, in its respective capacity as the manager of Borrower and/or the manager of New General Partner.

             (ii)  "The definition of Obligations shall not, with respect to any Co-Borrower, include the Obligations of Borrower or any other Co-Borrower under any Environmental Indemnity to which the Co-Borrower is not a party.

          (d)   The following Sections shall be Modified as follows:

              (i)  Add the following sentences to the end of Section 7.10: "The sole limited partner of Co-Borrower on the date hereof is the OP. The sole general partner of Co-Borrower on the date hereof is New General Partner."

          (e)   Reserved.

[signatures appear on the next page]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DOUGLAS EMMETT 1993, LLC, a Delaware limited liability company
By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
		By:	William Kamer Chief Financial Officer
BRENTWOOD PLAZA A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership
By:	DOUGLAS EMMETT MANAGEMENT, LLC, a Delaware limited liability company, its General Partner
	By:	DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, its Manager
		By:	William Kamer Chief Financial Officer

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